UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

SKYLINE BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	333-209052 (Commission File Number)	47-5486027 (I.R.S. Employer Identification No.)

212 East Main Street Floyd, Virginia (Address of principal executive offices)	24091 (Zip Code)

Registrant’s telephone number, including area code: (540) 745-4191

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07          Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 19, 2026 (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company (i) elected fifteen directors to serve for one-year terms and (ii) ratified the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2026.  The voting results for each proposal are as follows:

1.	To elect fifteen directors to serve for terms of one year each expiring at the 2027 Annual Meeting of Shareholders:

	For	Withhold	Broker Non-Votes

Thomas M. Jackson, Jr.	2,846,702	34,665	937,979
W. David McNeill	2,843,616	37,751	937,979
Jacky K. Anderson	2,766,215	115,152	937,979
Dr. J. Howard Conduff, Jr.	2,680,802	200,565	937,979
Blake M. Edwards, Jr.	2,822,178	59,189	937,979
Bryan L. Edwards	2,858,732	22,635	937,979
T. Mauyer Gallimore	2,814,873	66,494	937,979
A. Melissa Gentry	2,843,194	38,173	937,979
R. Devereux Jarratt	2,814,784	66,583	937,979
Theresa S. Lazo	2,859,757	21,610	937,979
Israel D. O’Quinn	2,872,051	9,316	937,979
Christopher D. Reece	2,791,087	90,280	937,979
Frank A. Stewart	2,843,376	37,991	937,979
John Michael Turman	2,815,136	66,231	937,979
J. David Vaughan	2,867,915	13,452	937,979

2.	To ratify the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2026:

For	Against	Abstain

3,806,800	7,983	4,563

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE BANKSHARES, INC. (Registrant)

Date: May 21, 2026	By:	/s/ Blake M. Edwards
Blake M. Edwards
President and Chief Executive Officer